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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 2002 (except with respect to the matters discussed in Note 19, as to which the date is April 5, 2002) included in Kaneb Pipe Line Partners, L.P.'s Form 8-K/A filed May 9, 2002 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
  May 9, 2002.